UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 10, 2012
Date of Report (Date of earliest event reported)

ABRAXAS PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	1-16071	74-2584033
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

18803 Meisner Drive
San Antonio, Texas 78258
(210) 490-4788
(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On July 10, 2012, Barbara M. Stuckey stepped down as Vice President and Chief Financial Officer of the Company, to pursue personal interests. Ms. Stuckey will maintain a part time role at Abraxas and will also assist in the transition to a new CFO.  There was no disagreement or dispute between Ms. Stuckey and the Company which led to her decision to step down.

Bob Watson, Chief Executive Officer, said “that after 16 years of faithful service to Abraxas, Barbara has decided to take semi retirement to pursue her personal dreams of farming and flying. Barbara has been a very important part of the Abraxas family for a long time and I am pleased that she wants to stay involved with the Company in a less visible role.”

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABRAXAS PETROLEUM CORPORATION

By:  /s/ George W. Krog
        George W. Krog
        Chief Accounting Officer

Dated:  July 10, 2012